Exhibit 10.7
ELEVANCE HEALTH, INC.
BOARD OF DIRECTORS COMPENSATION PROGRAM
(AS AMENDED EFFECTIVE MAY 10, 2023)

Directors who are employed by Elevance Health, Inc. or its subsidiaries do not receive compensation for serving as Directors. However, Directors who are not employees of Elevance Health, Inc. or its subsidiaries are entitled to receive the following compensation:

CASH COMPENSATION—Retainers

Annual Board Retainer:

• $125,000 for all Directors paid quarterly in advance (in four equal installments of $31,250) on January 1, April 1, July 1 and October 1.

Annual Retainer for Non-Executive Chair of Board:

• $260,000 for the Non-Executive Chair of the Board, if any, paid quarterly in advance (in four equal installments of $65,000) on January 1, April 1, July 1 and October 1.

Annual Retainer for Lead Director:

•$50,000 for the Lead Director of the Board, if any, paid quarterly in advance (in four equal installments of $12,500) on January 1, April 1, July 1 and October 1.

Annual Retainer for Committee Chairs:

• $30,000 for the Chair of each of the Committees of the Board of Directors paid quarterly in advance (in four equal installments of $7,500) on January 1, April 1, July 1 and October 1.

If a Director is elected to the Board or becomes the Non-Executive Chair or Lead Director of the Board or a Committee Chair on a date other than the first day of a calendar quarter, the retainers described above will be pro-rated based on days served in the applicable position.

STOCK COMPENSATION

Annual Full Value Share Grant:

Each Director will receive on the date of the Elevance Health, Inc. annual meeting of shareholders, subject to the deferral described below, an annual grant of a number of shares equal in value to $210,000 (the “Annual Full Value Share Grant”). The exact number of shares for each Annual Full Value Share Grant will be calculated using the following formula:

[$210,000] ÷ [the closing price of the Elevance Health, Inc. common stock as reported on the New York Stock Exchange on the date of the annual meeting of shareholders] = Number of shares of the Annual Full Value Share Grant.

Partial Value Share Grants:

Any Director who joins the Board of Directors after the date of the Elevance Health, Inc. annual meeting of shareholders (the “Effective Date”) shall receive a pro-rated share grant (the “Partial Value Share Grant”) on the first business day of the month following the Effective Date (unless the Effective Date is on the first business day of a month, in which case, the grant shall be made on the Effective Date). The Partial Value Share Grant shall be subject

Exhibit 10.7
to the deferral described below. The exact number of shares of the Partial Value Share Grant will be calculated using the following formula:

[$210,000 x (the number of days from the Effective Date to the first annual meeting of shareholders after the Effective Date ÷ 365)] ÷ the closing price of the Elevance Health, Inc. common stock as reported on the New York Stock Exchange on the first business day of the month following the Effective Date (unless the Effective Date is on the first business day of a month, in which case, the closing price on the Effective Date shall be used) = Number of shares of the Partial Value Share Grant.

Deferral of Share Grants:

Share grants will be deferred for a minimum period of five years from the (1) grant date for Annual Full Value Share Grants and (2) the date of the annual meeting of shareholders that immediately precedes the Effective Date for Partial Value Share Grants (each a “Deferral Period”) in accordance with the terms of the Director Deferred Compensation Plan. Such grants shall not be distributed to the Directors until the earlier of the expiration of the Deferral Period or the date on which a Director ceases to be a member of the Board of Directors.

Director Ownership Guidelines:

Each Director shall have the obligation to own at least $625,000 of Elevance Health, Inc. common stock (including deferred shares and phantom stock, but not options) commencing on the fifth anniversary of the date such Director became a member of the Board of Directors.

MISCELLANEOUS

Annual Physical Exam:

Elevance Health, Inc. will pay the cost of an annual physical examination for each Director.

Expenses:

Elevance Health, Inc. will reimburse each Director for all travel, lodging and other expenses incurred in connection with attendance at and/or participation in any and all Board of Directors and Committee meetings and related matters.

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